As filed with the Securities and Exchange Commission on May 13, 1998
                                Registration No.______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        BLONDER TONGUE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                             52-1611421
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

         BLONDER TONGUE LABORATORIES, INC. 1995 LONG TERM INCENTIVE PLAN
                            (Full title of each Plan)

                                 James A. Luksch
                      President and Chief Executive Officer
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------
                                   Copies to:
                           Gary P. Scharmett, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                           --------------------------
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-----------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum      Proposed maximum
                                              Amount to be   offering price per    aggregate offering          Amount of
  Title of securities to be registered       registered(1)          Share               price (4)          registration fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share      204,500 shares     $   8.63 (2)         $5,841,800             $1,723.33
                                                                                     ----------             ---------
                                              60,000 shares     $  12.69 (2)

                                              10,000 shares     $  15.13 (2)

                                             300,500 shares     $  10.53 (3)
                                                                ------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan, as amended (the "1995 Plan") and the Blonder Tongue Laboratories, Inc. Amended and Restated 1996 Director Option Plan (the "1996 Plan," and together with the 1995 Plan, the "Plans") are hereby registered.

(2) Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the 1995 Plan, the price at which such options may be exercised has been used to determine the registration fee.

(3) Pursuant to Rule 457(h)(1) and (c), for shares available under the Plans that have yet to be granted or are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the American Stock Exchange on May 11, 1998 has been used to determine the registration fee.

(4) Estimated solely for the purpose of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-15039) originally filed with the Securities and Exchange Commission on October 29, 1996 (the "Prior Registration Statement") are incorporated herein by reference, except for (i) Items 3, 5 and 8 of Part II of the Prior Registration Statement and (ii) the Reoffer Prospectus. This Registration Statement covers 500,000 shares which, together with 250,000 shares under the Prior Registration Statement constitute the 750,000 shares issuable under the Company's 1995 Long Term Incentive Plan, as amended. This Registration Statement also covers 75,000 shares, which together with the 25,000 shares under the Prior Registration Statement, constitute the 100,000 shares of common stock issuable under the Company's Amended and Restated 1996 Director Option Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal covered by the annual report referred to above; and

     (c) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-98070) originally filed with the Commission on October 12, 1995, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.  Interest of Named Experts and Counsel.

     Stradley, Ronon, Stevens & Young, LLP ("SRSY"), legal counsel to the Company, has offered its opinion upon the legality of the Common Stock. Certain attorneys at SRSY own an aggregate of approximately 11,500 shares of the Company's Common Stock. Gary P. Scharmett, a partner of the firm, is a director of the Company, and holds an option to purchase 10,000 shares of the Common Stock at a purchase price of $10.25 per share, which option may be exercised for a 10-year period ending on July 16, 2006.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index on page II-3 filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on May 11, 1998.

                                               BLONDER TONGUE LABORATORIES, INC.

                                            By:  \s\ James A. Luksch
                                               ---------------------------------
                                               James A. Luksch, President and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Palle, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                                 Title                                Dates
----                                                 -----                                -----
\s\ James A. Luksch                         Director, President and                 May 11, 1998
-------------------------------------       Chief Executive Officer
James A. Luksch                             (Principal Executive Officer)


\s\ Peter Pugielli                          Senior Vice President - Finance,        May 11, 1998
-------------------------------------       Treasurer and Chief Financial Officer
Peter Pugielli                              (Principal Financial Officer and
                                            Principal Accounting Officer)


\s\ Robert J. Palle, Jr.                    Director, Executive Vice                May 11, 1998
-------------------------------------       President and Chief Operating Officer
Robert J. Palle, Jr.


\s\ James H. Williams                       Director                                May 11, 1998
-------------------------------------
James H. Williams

\s\ James F. Williams                       Director                                May 11, 1998
-------------------------------------
James F. Williams

\s\ Robert B. Mayer                         Director                                May 11, 1998
-------------------------------------
Robert B. Mayer

\s\ John E. Dwight                          Director                                May 11, 1998
-------------------------------------
John E. Dwight

\s\ Gary P. Scharmett                       Director                                May 11, 1998
-------------------------------------
Gary P. Scharmett

\s\ Robert E. Heaton                        Director                                May 11, 1998
-------------------------------------
Robert E. Heaton

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

                                  EXHIBIT INDEX

Exhibit #                 Description                          Sequential Page Number
---------                 -----------                          ----------------------

   4.1      Blonder Tongue Laboratories, Inc. 1995         Incorporated by reference from
            Long Term Incentive Plan (the "1995 Plan")     Exhibit 10.6 to S-1 Registration
                                                           Statement No. 33-98070 originally
                                                           filed on October 12, 1995, as
                                                           amended.

   4.2      First Amendment to the 1995 Plan               Incorporated by reference from
                                                           Exhibit 10.5(a) to Registrants
                                                           Quarterly Report on Form 10-Q
                                                           for the period ended March 31, 1997.

   4.3      Second Amendment to the 1995 Plan              Filed herein.


   4.4      Blonder Tongue Laboratories, Inc.              Filed herein.
            Amended and Restated 1996 Director
            Option Plan

   5.1      Opinion of Counsel as to Legality of           Filed herein.
            Securities Being Registered

  23.1      Consent of Counsel                             Contained in Exhibit 5.1, filed
                                                           herein.

  23.2      Consent of BDO Seidman, LLP                    Filed herein.

  24.1      Power of Attorney                              Contained in Signature Page
                                                           herein.

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